Exhibit 99(a)(2)

THE PEOPLES BANCTRUST COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash and due from banks	$22,054	$21,384
Interest bearing deposits in banks	34,473	6,070

Cash and cash equivalents	56,527	27,455
Available-for-sale securities	15,003	204,602
Trading securities	151,684	—
Loans, net of unearned income	665,819	631,800
Allowance for loan losses	(7,160)	(6,398)

Loans, net	658,659	625,401
Bank premises and equipment	47,060	46,200
Less accumulated depreciation	(21,897)	(20,813)

Bank premises and equipment, net	25,163	25,387
Other real estate, net	699	1,034
Interest receivable	5,103	4,947
Intangible assets acquired, net	6,331	6,428
Deferred income taxes	243	2,640
Other assets	14,771	12,811

Total assets	$934,183	$910,705

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand-noninterest bearing	$87,612	$84,728
Demand-interest bearing	276,137	277,793
Savings	32,973	33,481
Time	396,676	372,699

Total deposits	793,398	768,701
Other borrowed funds	46,374	48,268
Interest payable	3,094	3,468
Income taxes payable	—	9
Other liabilities	3,323	3,465

Total liabilities	846,189	823,911
Stockholders’ equity:
Common stock	593	592
Additional paid-in capital	17,421	17,200
Accumulated other comprehensive loss, net of tax	(1,188)	(4,150)
Deferred stock based compensation	(83)	(102)
Retained earnings	71,251	73,254

Total stockholders’ equity	87,994	86,794

Total liabilities and stockholders’ equity	$934,183	$910,705

See notes to Unaudited Condensed Consolidated Financial Statements

THE PEOPLES BANCTRUST COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Interest income:
Interest and fees on loans and bankers acceptances	$12,618	$10,861	$24,829	$20,259
Interest and dividends on investment securities:
U.S. Government agency securities	983	1,073	1,994	2,175
Other securities	1,213	982	2,099	2,007
Interest on federal funds sold and interest bearing deposits in banks	428	119	800	293

Total interest income	15,242	13,035	29,722	24,733

Interest expense:
Interest on deposits	6,664	5,195	13,093	9,508
Interest on federal funds purchased and other borrowed funds	572	543	1,152	1,045

Total interest expense	7,236	5,738	14,245	10,552

Net interest income	8,006	7,297	15,477	14,181
Provision (credit) for loan losses	517	(351)	761	(893)

Net interest income after provision (credit) for loan losses	7,489	7,648	14,716	15,074
Noninterest income:
Trust department income	276	212	510	531
Service charges on deposit accounts	1,446	1,444	2,864	2,830
Net losses on sales of AFS securities	0	(20)	0	(18)
Net losses on trading securities	(2,112)	0	(1,510)	0
Other noninterest income	915	630	1,795	1,326

Total noninterest income	525	2,266	3,659	4,668
Noninterest expense:
Salaries and wages	3,260	3,066	6,426	5,826
Pensions and other employee benefits	618	620	1,502	1,205
Occupancy and equipment expenses	1,412	1,311	2,752	2,447
Merger expenses	912	0	912	0
Other noninterest expenses	1,764	1,502	3,573	3,145

Total noninterest expense	7,966	6,499	15,165	12,623

Income before provision for income taxes	48	3,415	3,210	7,119
Provision for income taxes	44	1,141	997	2,353

Net income	$4	$2,274	$2,213	$4,766

Earnings per share
Basic net income per share	$0.00	$0.39	$0.37	$0.81

Diluted net income per share	$0.00	$0.38	$0.37	$0.80

Dividends per share	$0.13	$0.12	$0.26	$0.24

Basic weighted average number of shares outstanding	5,929,561	5,902,159	5,926,263	5,900,223

Diluted weighted average number of shares outstanding	5,996,365	5,936,760	5,993,047	5,931,333

See notes to Unaudited Condensed Consolidated Financial Statements

THE PEOPLES BANCTRUST CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006
Net income	$4	$2,274	$2,213	$4,766
Other comprehensive income (loss):
Unrealized gains (losses) on securities available for sale during the period	47	(2,039)	131	(2,397)
Market valuation impact of interest rate floor contract	(43)	(63)	(55)	(325)
Defined benefit pension plan adjustment impact of SFAS 158	339	—	378	—
Less: reclassification adjustment for net (losses) gains included in net income	—	(20)	—	(18)

Other comprehensive income (loss):	343	(2,082)	454	(2,703)
Income tax benefit related to items of other comprehensive income (loss)	127	(768)	168	(997)

Other comprehensive income (loss), net of tax	216	(1,314)	286	(1,706)

Comprehensive income, net of tax	$220	$960	$2,499	$3,060

See notes to Unaudited Condensed Consolidated Financial Statements

THE PEOPLES BANCTRUST COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006
	(unaudited)
Cash flows from operating activities
Net income	$2,213	$4,766
Adjustments to reconcile net income to cash provided by (used in) operating activities
Provision (credit) for loan losses	761	(893)
Depreciation, amortization and accretion	1,176	1,080
Increase in the unearned discount	659	952
Deferred income taxes, net	2,246	—
Stock based compensation	78	265
Gain on sales of OREO	(74)	(5)
Proceeds from sales of trading securities	155,026	—
Purchases of trading securities	(162,317)	—
Loss on trading securities	1,510	—
Loss on sales of available for sale securities	—	18
Write down of other real estate and equipment	25	18
Increase in assets
Interest receivable	(156)	(507)
Other assets	(1,821)	(1,110)
Increase (decrease) in other liabilities
Interest payable	(374)	739
Income taxes payable	(9)	242
Other liabilities	(143)	(292)

Net cash provided by (used in) operating activities	(1,200)	5,273
Cash flows from investing activities
Proceeds from sales of available for sales securities	—	5,024
Proceeds from maturities and calls of available for sale securities	44,000	15,045
Purchases of available for sale securities	—	(457)
Purchase of derivative instruments	—	(445)
Net increase in loans	(34,730)	(91,486)
Purchases of bank premises and equipment	(888)	(2,031)
Proceeds from sales of other real estate and equipment	465	1,826

Net cash provided by (used in) investing activities	8,847	(72,524)
Cash flows from financing activities
Net increase in deposits	24,697	43,009
Increase (decrease) in borrowings	(1,894)	10,700
Proceeds from issuance of common stock	109	91
Dividends paid	(1,487)	(1,306)

Net cash provided by financing activities	21,425	52,494
Increase (decrease) in cash and cash equivalents	29,072	(14,757)
Cash and cash equivalents
Beginning of period	27,455	48,585

End of period	$56,527	$33,828

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	14,619	9,813
Income taxes	52	2,066

See notes to Unaudited Condensed Consolidated Financial Statements

THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1. Accounting Policies:

The accompanying unaudited condensed consolidated financial statements of The Peoples BancTrust Company, Inc, (“BancTrust”) and its subsidiary, The Peoples Bank and Trust Company (the “Bank”), along with its subsidiaries Loan Express, Inc. and The Peoples Insurance Agency, Inc. have been prepared in accordance with generally accepted accounting principles for interim information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals with the exception of the first quarter adoption of SFAS 159) considered necessary for a fair presentation have been included. The results of operations are not necessarily indicative of the results of operations for the full year or any other interim periods. For further information refer to the consolidated financial statements and footnotes thereto included in BancTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Commitments and Contingencies:

BancTrust and its subsidiaries are from time to time defendants in legal actions arising from normal business activities. Management does not anticipate that the ultimate liability arising from litigation outstanding at June 30, 2007 will have a materially adverse effect on BancTrust’s financial statements.

Note 2. Earnings Per Share (“EPS”):

The following table reflects the reconciliation of the numerator and denominator of the basic EPS computation to the diluted EPS computation for the three and six months ended June 30, 2007 and 2006 respectively (in thousands, except per share data):

	Three months ended June 30, 2007			Six months ended June 30, 2007
	Income	Shares	Per-Share Amount	Income	Shares	Per-Share Amount
Basic EPS
Income available to common stockholders	$4	5,930	$0.00	$2,213	5,926	$0.37
Effect of dilutive securities Stock options		66			67

Diluted EPS	$4	5,996	$0.00	$2,213	5,993	$0.37

	Three months ended June 30, 2006			Six months ended June 30, 2006
	Income	Shares	Per-Share Amount	Income	Shares	Per-Share Amount
Basic EPS
Income available to common stockholders	$2,274	5,902	$0.39	$4,766	5,900	$0.81
Effect of dilutive securities Stock options		35			31

Diluted EPS	$2,274	5,937	$0.38	$4,766	5,931	$0.80

Note 3. Stock-Based Compensation

At June 30, 2007, BancTrust had a stock option plan, which is described more fully in Note 20 to the Consolidated Financial Statements its Annual Report on Form 10-K. Effective January 1, 2006, BancTrust adopted SFAS No. 123 (revised), “Share-Based Payment” (“SFAS 123(R)”) utilizing the modified prospective method of accounting.

Grant-date fair value is measured on the date of grant using an option-pricing model with market assumptions. The grant-date fair value is amortized into expense on a straight-line basis over the vesting period. Option pricing models require the use of highly subjective assumptions, including but not limited to, expected stock price volatility, forfeiture rates, and interest rates, which if changed can materially affect fair value estimates. Accordingly the model does not necessarily provide a reliable single measure of the fair value of BancTrust’s stock options.

The following is a summary of BancTrust’s weighted average assumptions used to estimate the weighted-average per share fair value of options granted during the six months ended June 30, 2007 and 2006 on the date of grant using the Black-Scholes option-pricing model.

	For the six months ended June 30,
	2007	2006
Expected Life In years	5	5
Expected Volatility	27%	22%
Risk-Free Interest Rate	5%	5%
Expected Dividend Yield	2%	2%
Weighted Average Fair Value of options Granted During the Period	$7.66	$4.02

At June 30, 2007, there was approximately $267,000 of pre-tax, unrecognized compensation costs related to share-based payments which is expected to be recognized over a weighted-average period of 2.0 years.

The following table represents stock option activity for the three and six months ended June 30, 2007:

	Three Months Ended June 30, 2007			Six Months Ended June 30, 2007
	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
			(years)			(years)
Options outstanding, beginning of period	242,316	$16.41		265,580	$16.59
Granted	—	—		500	23.84
Exercised	—	—		(13,764)	18.29
Terminated	—	—		(10,000)	18.92

Options outstanding, end of period	242,316	16.41	6.58	242,316	16.41	6.58

Exercisable, end of period	159,116	$15.07	5.33	159,116	$15.07	5.33

Shares available for future stock option grants to employees and directors under existing plans totaled 391,576 at June 30, 2007. At June 30, 2007 the aggregate intrinsic value of options outstanding was $2,062,000 and the aggregate intrinsic value of options exercisable was $1,568,000. Total intrinsic value of options exercised was $95,000 for the six months ended June 30, 2007. There were no options exercised during the three months ended June 30, 2007.

Note 4. Recently Adopted Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 157, Fair Value Measurements (“SFAS 157”). The Statement should improve financial reporting by creating a single definition of fair value and a framework for measuring fair value, resulting in increased consistency and comparability in fair value measurements on financial statements. The expanded disclosures about the use of fair value should provide users of financial statements with better information about how fair value is used to measure recognized assets and liabilities, the factors used to develop the measurements, and the impact of the measurements on earnings (or changes in net assets) for the period.

The Statement defines fair value, establishes guidelines for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies to previously released accounting pronouncements that require or permit fair value measurements, and does not establish new requirements for fair value measurements. Prior to this Statement, there were different definitions of fair value. The definition of fair value retains the exchange price notion in earlier definitions of fair value. This Statement clarifies that the exchange price is the price in an orderly transaction between market participants, at the reporting date, to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, and is viewed from the seller’s perspective. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). The Statement emphasizes that fair value is not an entity-specific measurement, but rather a market-based measurement. Therefore, the assumptions that market participants would use in pricing the asset or liability should be used to determine fair value measurement. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions.

BancTrust elected to early adopt the Statement. Early adoption required BancTrust to apply the provisions of the Statement to all annual and interim statements for the year ended December 31, 2007, including this report on Form 10-Q. The provisions of this statement have not had or are not expected to have a material impact on results of operations, financial position, or liquidity of BancTrust.

In February 2007, the Financial Accounting Standards Board issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including An Amendment of FASB Statements No. 115 (“SFAS 159”). This Statement improves financial reporting by allowing entities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply the complexities of hedge accounting. The statement expands the use of fair value measurement of assets and liabilities, in line with the Board’s measurement objectives. The statement also establishes presentation and disclosure requirements that will simplify comparisons between entities that use different measurement methods for similar assets and liabilities.

This Statement permits BancTrust to:

a.	Elect to value financial instruments using the fair value option or continue current measurement and reporting methods.

b.	Elect the fair value option on an instrument by instrument basis. It is not necessary to elect the fair value option for similar instruments.

This Statement requires BancTrust to:

a.	Elect the option at the date of adoption of the standard or at the date of recognition of the object.

b.	Value items for which the fair value option has been elected at fair value and recognize the unrealized gains and losses in earnings. Currently, unrealized gains and losses are recognized as a balance sheet adjustment.

c.	Report assets and liabilities that are measured at fair value in a manner which separates them from similar items using other measurement methods.

d.	Disclose Management’s reasons for electing a fair value option for each eligible item or group of similar items and reasons for partial election if similar items are not elected.

e.	Elect early adoption of Financial Accounting Standards Board issued Statement No. 157, Fair Value Measurements.

BancTrust elected to early adopt the Statement. Early adoption required BancTrust to apply the provisions of the Statement to all annual and interim statements for the year ended December 31, 2007, including this report on Form 10-Q.

Fair Value Measurement

Under the provisions of Financial Accounting Standards Board issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, BancTrust has elected to value certain assets (certain securities) previously reported as available for sale and accounted for under the provisions of FASB statement 115, using the fair value option. Upon the adoption of SFAS 159, certain securities were selected, reclassified as trading securities and reported at fair value at January 1, 2007. All unrealized gains or losses, previously reported in comprehensive income on the balance sheet, were removed from the valuation allowance and reported as a cumulative adjustment to retained earnings under the provisions of the Statement.

In determining which securities would be valued under the provisions of SFAS 159, management examined each security and prevailing market conditions to determine a strategy for better positioning BancTrust’s portfolio for future earnings growth and maintaining future liquidity needs. Generally, those securities with maturities exceeding six months were chosen for the restructuring strategy under SFAS 159.

During the second quarter of 2007, the securities initially selected for fair value measurement under SFAS 159 were sold under a restructuring strategy and reinvested in significantly higher yielding securities. The securities that were purchased as a result of the restructuring strategy are also being accounted for as trading securities under the fair value measurement option as prescribed by SFAS 159 in future periods. At each reporting period, these trading securities will be marked to market and changes in market value will be recognized as gains or losses in earnings in the period which the change occurs. Interest and dividends on these trading securities will continue to be recognized in interest income based upon the yield of each security.

The following table sets forth the balance at June 30, 2007 of trading securities held at fair value and the total of realized losses due to changes in the fair value of such securities as well as the fair value of securities available for sale and the total of unrealized gains due to changes in fair value of such securities for the period ended June 30, 2007.

($’s in thousands	Fair Value at June 30, 2007 *	Changes in FMV for the 3 month period ending June 30, 2007, recognized as gains/(losses) in earnings		Unrealized gains/(losses) due changes in FMV for the 3 month period ending June 30, 2007.	Changes in FMV for the 6 month period ending June 30, 2007, recognized as gains/(losses) in earnings	Unrealized gains/(losses) due changes in FMV for the 6 month period ending June 30, 2007.
Available-for-sale securities	$15,003	$—		$47	$—	$131
Trading securities	$151,684	$(2,112	)*	$—	$(1,510)	$—

*	Measured using quoted prices in active market.

In June 2006, the Financial Accounting Standards Board issued interpretation no. 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes (“SFAS 109”). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 became effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 will not have a materially adverse effect on BancTrust’s financial statements.